As filed with the Securities and Exchange Commission on September 27, 2002
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                LEGG MASON, INC.
             (Exact name of registrant as specified in its charter)


    Maryland                                             52-1200960
(State or other jurisdiction of            (I.R.S. employer identification no.)
incorporation or organization)

                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 539-0000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 Robert F. Price
              Senior Vice President, Secretary and General Counsel
                                Legg Mason, Inc.
                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 539-0000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:
                            James S. Scott, Sr., Esq.
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
[   ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                     Proposed Maximum      Proposed Maximum
        Title of Each Class of Securities     Aggregate Amount to   Aggregate Offering    Aggregate Offering       Amount of
                to be Registered               be Registered(1)      Price Per Unit(2)        Price(2)(3)      Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
     Debt Securities, Convertible Debt
     Securities (4).........................  $500,000,000(6)(7)           100%              $500,000,000         $46,000(3)
     Common Stock, $.10 par value (5) ......          --                    --                    --                  --
---------------------------------------------------------------------------------------------------------------------------------

(1) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(2) Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Under Rule 457(i), there is no additional filing fee with respect to the shares of common stock issuable upon conversion of any convertible debt securities because no additional consideration will be received in connection with the conversion.

(4) Also relates to offers and sales of debt securities in connection with the broker-dealer business conducted by and through affiliates of the Registrant, including Legg Mason Wood Walker, Incorporated.

(5) Includes an indeterminate number of shares of common stock as may be issued solely upon conversion of any convertible debt securities.

(6) Or, in the event of the issuance of original issue discount securities, such higher principal amount as may be sold for an initial public offering price of up to $500,000,000.

(7) Does not include $75,000,000 of securities previously registered on Registration Statement No. 333-33298 being carried forward pursuant to Rule 429 under the Securities Act of 1933 none of which has been issued or sold and for which we paid a registration fee of $19,800.



     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

     Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined Prospectus which also relates to Registration Statement No. 333-33298, previously filed by Legg Mason, Inc. on Form S-3. This Registration Statement also constitutes a Post-Effective amendment to Registration Statement No. 333-33298, and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 2002

                                   PROSPECTUS

                                  $575,000,000
                                LEGG MASON, INC.

                                 DEBT SECURITIES
                           CONVERTIBLE DEBT SECURITIES
                           COMMON STOCK ISSUABLE UPON
                  CONVERSION OF THE CONVERTIBLE DEBT SECURITIES


     Pursuant to a "shelf" registration statement of which this prospectus is a part, we, Legg Mason, Inc., may offer notes, debentures or other debt securities, including debt securities which may be convertible into shares of our common stock, par value $.10 per share. Pursuant to this process, we may sell such debt securities from time to time in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of sale.

     This prospectus will describe the general terms of the debt securities and the general manner in which we will offer such securities. Each time we sell debt securities, we will provide a prospectus supplement that will contain the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which we will offer the securities.

     The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and the additional information described under "Where You Can Find More Information" carefully before you invest.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                      The date of this Prospectus is    , 2002

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION                                           1
FORWARD-LOOKING INFORMATION                                                   2
THE COMPANY                                                                   4
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES                               5
USE OF PROCEEDS                                                               6
DESCRIPTION OF DEBT SECURITIES                                                6
DESCRIPTION OF CAPITAL STOCK                                                  23
LIMITATIONS ON ISSUANCE OF BEARER SECURITIES                                  26
ERISA MATTERS                                                                 27
HOLDING COMPANY STRUCTURE                                                     29
PLAN OF DISTRIBUTION                                                          29
LEGAL MATTERS                                                                 32
EXPERTS                                                                       32

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http:/www.sec.gov. Our common stock is listed on the New York Stock Exchange under the Symbol "LM." Information about us also is available at the exchange.

     This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     The SEC allows us to incorporate by reference much of the information we file with them. This means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the date our offering of securities has been completed or, if later, the date on which our affiliates cease offering and selling these securities:

     o    Annual Report on Form 10-K for the year ended March 31, 2002.

     o    Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

     o The description of our common stock, par value $.10 per share, contained in Amendment No. 5 to our Application for Registration on Form 8-A, filed February 23, 2001.

     You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:

                                Legg Mason, Inc.
                                100 Light Street
                            Baltimore, Maryland 21202
                            Attn: Corporate Secretary
                                 (410) 539-0000

     Exhibits to these filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. The information contained in this prospectus is current only as of the date hereof. Unless the context requires otherwise, the terms "Legg Mason," "we," "us," and "our" refers to Legg Mason, Inc. and its predecessors and subsidiaries.

                           FORWARD-LOOKING INFORMATION

     Certain statements included or incorporated by reference in this prospectus or included in any prospectus supplement may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from those expressed or implied by any forward-looking documents. These forward-looking statements may contain information related, but not limited to:

     o    anticipated growth in revenues or earnings per share;

     o anticipated changes in our business or in the amount of client assets under management;

     o anticipated expense levels and expectations regarding financial market conditions; and

     o    anticipated performance of recent, pending and future acquisitions.

     In some cases, you can identify forward looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or "continue" or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially due to a number of factors including, but not limited to:

     o the volatile and competitive nature of the financial services industry;

     o    changes in domestic and foreign economic and market conditions;

     o the loss of key employees or principals of our current or future operating subsidiaries;

     o the effect of current and future federal, state and foreign regulation of the financial services industry, including potential liability under applicable securities laws;

     o market, credit and liquidity risks associated with our investment management, underwriting, securities trading and market-making activities;

     o    the impairment of acquired intangible assets and goodwill;

     o potential restrictions on the business of, and withdrawal of capital from, certain of our subsidiaries due to net capital requirements; and

     o    the effect of any acquisitions.

     Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. We have no duty to update any of the forward-looking statements after the date of this prospectus. In assessing these forward-looking statements you should carefully consider the factors discussed under the captions "Management's Discussion and Analysis of Results of Operations and Financial Condition--Forward Looking Statements" of our reports on Form 10-Q and "Business--Factors Affecting the Company and the Financial Services Industry" and "Management's Discussion and Analysis of Results of Operations and Financial Condition--Forward-Looking Statements" of our most recent annual report on Form 10-K, which describe the risks and factors that could cause results to differ materially from those projected in such forward looking statements.

     We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. Management cannot predict such new risks or the impact of such new risks on our businesses. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

                                   THE COMPANY

     We are a holding company that, through our subsidiaries, is principally engaged in providing the following services to individuals, institutions, corporations, governments and government agencies:

     o    asset management;
     o    securities brokerage;
     o    investment banking; and
     o    other related financial services.

     We currently operate through four business segments: Asset Management, Private Client, Capital Markets and Other.

     In our Asset Management business segment, we provide investment advisory services to company-sponsored investment funds and asset management services to institutional and individual investors. As of June 30, 2002, our subsidiaries had an aggregate of $177.7 billion of assets under management. We divide our asset management business into three groups: Mutual Funds, Institutional and Wealth Management.

     In our Mutual Funds business, we sponsor domestic and international equity, fixed income and money market mutual and closed-end funds and other proprietary funds. We have two asset management subsidiaries that primarily focus on managing proprietary investment funds:

     o Legg Mason Funds Management, Inc., which is located in Baltimore, Maryland; and
     o    Royce & Associates, LLC, which is located in New York, New York.

     Our Institutional asset management subsidiaries provide a wide range of asset management services and products to domestic and international institutional clients. Our Institutional asset management subsidiaries are:

     o Western Asset Management Company and Western Asset Management Company Limited, which are primarily located in Pasadena, California and London, England, respectively;
     o Perigee Investment Counsel Inc., which is primarily located in Toronto, Canada;
     o Brandywine Asset Management, LLC, which is located in Wilmington, Delaware;
     o Batterymarch Financial Management, Inc., which is primarily located in Boston, Massachusetts;

     o Legg Mason Capital Management, Inc., which is located in Baltimore, Maryland; and
     o Legg Mason Investors Holdings plc, which is located in London, England.

     Our Wealth Management subsidiaries provide customized, discretionary investment management services and products to high net worth individuals and families, endowments and foundations and institutions. Our Wealth Management subsidiaries are:

     o    Private Capital Management, L.P., which is located in Naples, Florida;
     o    Bartlett & Co., which is primarily located in Cincinnati, Ohio;
     o    Barrett Associates, Inc., which is located in New York, New York;
     o    Gray, Seifert & Co., Inc., which is located in New York, New York;
     o Berkshire Asset Management, Inc., which is located in Wilkes-Barre, Pennsylvania;
     o Legg Mason Focus Capital, Inc., which is primarily located in Bala Cynwyd, Pennsylvania; and
     o    Legg Mason Trust, fsb, which is located in Baltimore, Maryland.

     Our Private Client and Capital Markets business segments are primarily conducted through Legg Mason Wood Walker, Incorporated ("Legg Mason Wood Walker"), our principal broker-dealer subsidiary. Legg Mason Wood Walker is a full service broker-dealer, investment adviser and investment banking firm operating primarily in the Eastern and Southern regions of the United States.

     Our Other business segment consists primarily of the operations of Legg Mason Real Estate Services, Inc., our principal real estate finance subsidiary. Legg Mason Real Estate Services is primarily engaged in commercial mortgage banking and servicing and discretionary and non-discretionary management of commercial real estate-related assets.

     Legg Mason, Inc. was incorporated in Maryland in 1981 to serve as a holding company for Legg Mason Wood Walker and other subsidiaries. The predecessor company to Legg Mason Wood Walker was formed in 1970 under the name Legg Mason & Co., Inc. to combine the operations of Legg & Co., a Maryland-based broker-dealer formed in 1899, and Mason & Company, Inc., a Virginia-based broker-dealer formed in 1962. Our subsequent growth has occurred through internal expansion as well as through the acquisition of asset management, broker-dealer and commercial mortgage banking firms.


                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated.


      Three Months Ended                                         Years Ended
           June 30,                                              March 31,
             2002                   2002            2001            2000             1999            1998
             ----                   ----            ----            ----             ----            ----
             3.6                    2.7             2.3             2.7              2.4             2.5



     The ratio of earnings to fixed charges was computed by dividing the sum of our earnings before income taxes plus fixed charges by fixed charges. Fixed charges consist of all interest and one-third of our rent expense (considered representative of the interest factor). As of the date hereof, we have one share of preferred stock outstanding.

                                 USE OF PROCEEDS

     Except as may be described otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of our debt securities for general corporate purposes. This may include our continued expansion and diversification, both by internal growth and by acquisition, primarily of our asset management and securities brokerage businesses and repayment of our outstanding indebtedness. Pending any of the foregoing applications, the net proceeds may be invested temporarily in short-term, interest bearing securities.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions that are common to all debt securities that we may offer. Most of the financial terms and other specific terms of any debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. If the information in the prospectus supplement is different than information contained in this prospectus, you should rely on information in the prospectus supplement.

     The debt securities will constitute either senior debt (the "Senior Securities") or subordinated debt (the "Subordinated Securities") of Legg Mason. Senior Securities will be issued under the Indenture dated as of February 9, 1996 between us and The Bank of New York, as Trustee (the "Senior Trustee") (as it may be supplemented from time to time, the "Senior Indenture"). Subordinated Securities will be issued under a separate Indenture to be entered into between us and The Bank of New York (the "Subordinated Trustee") (as it may be supplemented from time to time, the "Subordinated Indenture"). We will refer to the Senior Indenture and the Subordinated Indenture together as the "Indentures" and each as an "Indenture." The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). We have filed forms of each of the Indentures together with our Form S-3, filed with the SEC on January 11, 1996, and an execution copy of the Senior Indenture together with our Form 8-K, filed with the SEC on February 12, 1996. The term "Trustee" refers to either the Senior Trustee or the Subordinated Trustee, as the context requires.

     Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the Indentures, including definitions of certain terms used in the Indentures. For example, in this section we use capitalized words to signify terms that have been specifically defined in the Indentures. Some of the definitions are repeated herein, but for the rest you will need to read the Indentures. We also include references in parentheses to certain sections of the Indentures or the TIA. Whenever we refer to particular sections or defined terms of the Indentures in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement. Unless otherwise noted, the section numbers refer to both Indentures. Except as otherwise indicated, the terms of the Indentures are identical. As used in the discussion under this caption "Description of Debt Securities," the term "we" or "us" means Legg Mason, Inc.

General

     Neither Indenture limits the aggregate principal amount of debt securities that we may issue from time to time. Each Indenture provides that we may issue debt securities from time to time in one or more series. (Section 3.1) Unless otherwise specified in the prospectus supplement, the Senior Securities, when issued, will be our unsecured and unsubordinated obligations and will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness. The Subordinated Securities, when issued, will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all our Senior Debt (as defined in the Subordinated Indenture) under the circumstances described herein and in the applicable prospectus supplement. (Section 15.1 of the Subordinated Indenture) Substantially all of our assets are owned by our subsidiaries. Therefore, our rights and the rights of our creditors, including holders of debt securities, to participate in the distribution of the assets of any of our subsidiaries upon its liquidation, recapitalization or otherwise, will generally be subject to the prior claims of such subsidiary's creditors. In addition, dividends, loans and advances to us from certain of our subsidiaries, including Legg Mason Wood Walker, are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and various domestic and foreign regulatory bodies.

     You should read the prospectus supplement for the following terms and provisions with respect to the offered debt securities:

     (1)  the title of the debt securities;

     (2) whether the debt securities are Senior Securities or Subordinated Securities;

     (3) the aggregate principal amount, and any limit on the aggregate principal amount, of the debt securities;

     (4) the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form or in the form of Book-Entry Securities, as Registered Securities, Bearer Securities or both, any restrictions on the offer, sale or delivery of Bearer Securities and the terms, if any, upon which Bearer Securities may be exchanged for Registered Securities and vice versa (if permitted by applicable laws and regulations);

     (5) the circumstances under which any global securities or Book-Entry Securities may be registered to a Person other than the Depository for these global securities or Book-Entry Securities or its nominee;

     (6) the price or prices (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

     (7)  the date or dates on which the debt securities will mature;

     (8) the rate or rates per annum at which the debt securities will bear interest, if any, and the date from which any such interest will accrue;

     (9) the Interest Payment Dates on which any such interest on the debt securities will be payable, the Regular Record Date for any interest payable on any debt securities which are registered securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global security on an Interest Payment Date will be paid;

     (10) any mandatory or optional sinking fund or analogous provisions;

     (11) each office or agency where, subject to the terms of the applicable Indenture as described below under "Payment and Paying Agents," the principal of and any premium and interest on the debt securities will be payable;

     (12) each office or agency where, subject to the terms of the applicable Indenture as described below under "Form, Exchange, Registration and Transfer," the debt securities may be presented for registration of transfer or exchange;

     (13) the date, if any, after which and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions, which may include with respect to a particular series or particular debt securities within a series, a redemption option of Holders upon certain conditions, as defined in the applicable Indenture;

     (14) the denominations in which any debt securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any debt securities which are Bearer Securities will be issuable, if other than the denomination of $5,000;

     (15) the currency or currency units of payment of the principal of (and premium, if any) and interest on the debt securities;

     (16) any index or formula used to determine the amount of payments of the principal of (and premium, if any) and interest on the debt securities and the manner in which such amounts shall be determined;

     (17) the terms and conditions, if any, pursuant to which such debt securities are convertible or exchangeable into other securities, including our debt securities or common stock or securities of another company;

     (18) the terms pursuant to which such debt securities are subject to defeasance; and

     (19) any other terms of such debt securities.

Any prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

     We may issue debt securities as Original Issue Discount Securities. An Original Issue Discount Security is a debt security, including any Zero-Coupon Security, which is issued at a price lower than the amount payable upon the Stated Maturity of the debt security and which provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the Stated Maturity, determined in accordance with the terms of the debt security, shall become due and payable. (Sections 3.1 and 5.2) We will describe certain special United States federal income tax considerations applicable to debt securities sold at an original issue discount in any prospectus supplement relating to these debt securities. In addition, we will describe certain special United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars in any prospectus supplement relating to these debt securities.

     Under the Indentures, we will have the ability to issue debt securities with terms different from those of debt securities previously issued. In addition, we will have the ability, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of this series (unless a reopening was restricted when this series was created), in an aggregate principal amount determined by us. (Section 3.1)

Form, Exchange, Registration and Transfer

     Form

     We may issue debt securities of a series in definitive form

     o    solely as Registered Securities;
     o    solely as Bearer Securities; or
     o    as both Registered Securities and Bearer Securities. (Section 3.1)

     Unless otherwise indicated in the prospectus supplement, we will attach interest coupons to all Bearer Securities. (Section 2.1) The Indentures also provide that we may issue debt securities of a series in temporary or permanent global form and as Book-Entry Securities that will be deposited with, or on behalf of, The Depository Trust Company (the "Depository") or another depository named by us and identified in a prospectus supplement with respect to such series. See "Global and Book-Entry Debt Securities." Each Bearer Security, and any coupon attached thereto, other than a temporary global Bearer Security will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code."

     In connection with its original issuance, we may not mail or otherwise deliver a Bearer Security (including a debt security exchangeable for a Bearer Security or a debt security in global form that is either a Bearer Security or exchangeable for Bearer Securities) to any location in the United States or to any United States person (as defined under "Limitations on Issuance of Bearer Securities"). Also, we may deliver a Bearer Security in connection with its original issuance only if the Person entitled to receive such Bearer Security furnishes written certification of the beneficial ownership of the Bearer Security as required by Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3) (or any comparable successor provisions). If you hold a Bearer Security in permanent global form, you must give certification of the beneficial owner's interest in such Bearer Security at the time such debt security is originally issued. See "Global and Book-Entry Debt Securities" and "Limitations on Issuance of Bearer Securities."

     Exchange

     You may exchange Registered Securities of any series for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both Registered Securities and Bearer Securities, you as holder have the option to exchange Bearer Securities of such series into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

     If you surrender Bearer Securities in exchange for Registered Securities before the relevant date for payment of interest on such Bearer Securities, you must do so without the coupon relating to that date for payment of interest. Interest accrued as of that date will not be paid on the Registered Security but only to the holder of the coupon when due.

     You may not register a Book-Entry Security for transfer or exchange unless

     o the Depository or a nominee of the Depository notifies us that it is unwilling or unable to continue as Depository;
     o the Depository ceases to be qualified as required by the applicable Indenture;
     o    we instruct the Trustee otherwise;
     o there exists an Event of Default or an event which after notice or lapse of time would be an Event of Default with respect to the debt securities evidenced by such Book-Entry Securities; or
     o there exists such other circumstances if any, as may be specified in the prospectus supplement.

     You may present debt securities for exchange as provided above. You may present or surrender Registered Securities for registration of transfer or for exchange (with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of debt securities and referred to in the prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Any transfer or exchange will be effected after the Security Registrar or a transfer agent, as the case may be, has verified the documents of title and identity of the person making the request.

     We may at any time rescind the designation of any transfer agent initially made by us and referred to in the prospectus supplement or approve a change in its location. We will be required, however, to maintain a transfer agent in each Place of Payment for any series of debt securities issuable solely as Registered Securities. For any series issuable as Bearer Securities, we will be required to maintain a transfer agent in a Place of Payment for such series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 10.2)

     If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption or publish such notice (in the case of Bearer Securities) and ending on the day of that mailing or publication, as the case may be, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed and except that we will continue to exchange Bearer Securities for Registered Securities if such Bearer Securities are simultaneously surrendered for redemption. (Section 7.5)

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

Payment and Paying Agents

     If Bearer Securities are issued, unless otherwise indicated in the prospectus supplement, we will maintain an office or agency outside the United States for the payments of all amounts due on the Bearer Securities. Unless otherwise indicated in the prospectus supplement, payment of interest on any Bearer Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon for such Interest Payment Date. (Section 10.1) No payment with respect to any Bearer Security will be made at any office or agency of ours in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of the principal of, premium and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of our Paying Agent in The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 10.2)

     Unless otherwise indicated in the prospectus supplement, we will pay principal, interest, and premium, if any, on Registered Securities to you at the office of the Paying Agent as we may designate from time to time, except that we have the option to pay by wire transfer of immediately available funds or check mailed to the address of the entitled person in the Security Register. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on Registered Securities will be made to the Holders of Record on the Record Date. (Section 3.7)

     Unless otherwise indicated in the prospectus supplement, for payment with respect to Registered Securities, we will designate the Corporate Trust Office of our Trustee in The City of New York as our Paying Agent. For payment with respect to debt securities which are issuable solely as Bearer Securities, or both as Registered Securities and Bearer Securities, we will maintain a Paying Agent outside of the United States. (Section 10.2) The prospectus supplement will name any Paying Agents outside the United States and any other Paying Agent in the United States initially designated by us for the debt securities. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the location of any office or agency, except that if debt securities of a series are issuable solely as Registered Securities, we will be required to maintain a Paying Agent in each Place of Payment for such series and, if debt securities of a series are issuable as Bearer Securities, we will be required to maintain (1) a Paying Agent in The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (2) a Paying Agent in a Place of Payment located outside the United States where debt securities of such series and any coupons relating to these debt securities may be presented and surrendered for payment. If the debt securities are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the

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

United States, we will maintain a Paying Agent in any city located outside the United States required by such stock exchange. (Section 10.2)

     We will make payments of any amounts due on Book-Entry Securities registered in the name of the Depository or its nominee to the Depository or its nominee, as the case may be, as the registered owner of the global security representing such Book-Entry Securities. We expect that the Depository, upon receipt of any amounts due on any debt securities, will credit immediately the accounts of the participants in amounts proportionate to their respective beneficial interests. Neither we, the Trustee, any Paying Agent nor the Securities Registrar for such debt securities will have any responsibility or liability for any aspects of the records relating to, or payments made on account of, such beneficial ownership interests in the Book-Entry Securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     All moneys we pay to a Paying Agent for the payment of any amounts due on any debt securities which remain unclaimed at the end of two years after the amount has become due will be repaid to us and the Holder of such debt security or any coupon will thereafter be an unsecured general creditor and look only to us for payment of any such amount. (Section 10.3)

Global and Book-Entry Debt Securities

     Debt securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depository identified in the prospectus supplement. If so specified in the prospectus supplement, debt securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary or permanent global debt securities, without interest coupons, to be deposited with a common depository in London for the benefit of the Euroclear System ("Euroclear") and Cedel Bank, Societe Anonyme ("Cedel") and credited to the accounts of the beneficial owners of such debt securities. (Section 3.4) Unless otherwise indicated by the prospectus supplement, on or after 40 days following its issuance, each temporary global debt security will be exchangeable for definitive Bearer Securities, definitive Registered Securities, all or a portion of a permanent global debt security, or any combination thereof, as specified in the prospectus supplement, only upon written certification in the form and to the effect described under "Form, Exchange, Registration and Transfer." No Bearer Security (including a debt security in permanent global form) delivered in exchange for a portion of a temporary or permanent global debt security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 3.5)

     An investor should be aware that when debt securities are issued in the form of global debt securities:

     o the investor cannot get debt securities registered in his or her own name;
     o the investor cannot receive physical certificates for his or her interest in the debt securities;

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

     o the investor must look to his or her own bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;
     o the investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to hold the physical certificates of debt securities that they own;
     o the Depository's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the global debt security. We and the Trustee have no responsibility for any aspect of the Depository's actions or for its records of ownership interests in the global security. We and the Trustee also do not supervise the Depository in any way; and
     o the Depository will usually require that interests in a global debt security be purchased or sold within its system using same-day funds.

     If debt securities to be sold in the United States are designated by us in a prospectus supplement as Book-Entry Securities, a global debt security representing the Book-Entry Securities will be deposited in the name of Cede & Co., as nominee for the Depository representing the securities to be sold in the United States. Upon such deposit of the Book-Entry Securities, the Depository shall credit an account maintained or designated by an institution to be named by us or any purchaser of the debt securities represented by the Book-Entry Securities with an aggregate amount of debt securities equal to the total number of debt securities that have been so purchased. The specific terms of any depository arrangement with respect to any portion of a series of debt securities to be represented by one or more global securities will be described in the prospectus supplement. Beneficial interests in such debt securities will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depository and the institutions that are Depository participants.

Subordination of Subordinated Securities

     Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subordinated Securities.

     Upon any distribution of our assets in the event of any dissolution, winding up, liquidation or reorganization, the payment of any amounts due on the Subordinated Securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Debt (Section 15.1 of the Subordinated Indenture). To that end, the holders of our Senior Debt shall be entitled to receive, for application to the payment of such debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Subordinated Securities. (Section 15.2 of the Subordinated Indenture)

     By reason of such subordination, in the event of liquidation or insolvency, our creditors may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the Holders of the Subordinated Securities.

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

     In the event of the acceleration of the maturity of any Subordinated Securities, we must first pay the Holders of all Senior Debt outstanding at the time of such acceleration payment in full of all amounts due before we pay the Holders of the Subordinated Securities any payment upon the principal of (and premium, if any) or interest on, the Subordinated Securities. (Section 15.3 of the Subordinated Indenture)

     We may not make any payments on account of any amounts due in respect of the Subordinated Securities if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity of such Senior Debt, or if any judicial proceeding shall be pending with respect to any such default. (Section 15.4 of the Subordinated Indenture) For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities (other than our stock and certain subordinated securities) upon conversion of a Subordinated Security will be deemed to constitute payment on account of the principal of such Subordinated Debt Security. (Section 15.14 of the Subordinated Indenture)

     The Subordinated Indenture does not limit or prohibit us from incurring additional Senior Debt, which may include indebtedness that is senior to the Subordinated Securities, but subordinate to our other obligations. The Senior Securities constitute Senior Debt under the Subordinated Indenture.

     "Senior Debt" is defined to include the principal of (and premium, if any) and interest on all of our indebtedness (including indebtedness of others guaranteed by us), including our 6.50% Senior Notes due 2006, our 6.75% Senior Notes due 2008 and our Liquid Yield Option(TM)1 Notes due 2031, other than any obligations specifically designated as being subordinate in right of payment to Senior Debt, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred or assumed, which is for money borrowed or evidenced by bonds, debentures, notes or similar instruments and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation. (Section 1.1 of the Subordinated Indenture)

     The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Securities of a particular series.

Conversion or Exchange Rights

     The terms on which debt securities of any series are convertible into or exchangeable for other securities, including our debt securities or common stock or securities of another company will be set forth in the prospectus supplement relating to such securities. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the Holder or at


--------
1 Trademark of Merrill Lynch & Co., Inc.

our option, and may include provisions pursuant to which the number of shares or amount of the security to be received by the Holders of debt securities would be subject to adjustment. (Section 3.1 and Article XIV)

Certain Covenants

     Negative Pledge. The Senior Indenture provides that we and any successor corporation will not, and will not permit any Subsidiary (as defined in such Indenture) to create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by such Indenture) on the Voting Securities (as defined in such Indenture) of Legg Mason Wood Walker without making effective provision whereby the debt securities issued under such Indenture will be secured equally and ratably with such secured indebtedness. (Section 10.7 of the Senior Indenture)

     Unless otherwise specified in any prospectus supplement, the Indentures contain no other restrictive covenants or other provisions providing for a put or increased interest or otherwise, including any that would afford holders of the debt securities protection in the event of a highly leveraged transaction involving us or any of our affiliates, or any covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders, current ratios and acquisitions and divestitures.

     Consolidation, Merger or Sale of Assets. We, without the consent of the Holders of any of the Outstanding debt securities under the applicable Indenture, may consolidate with or merge with or into, or sell, lease, transfer or otherwise dispose of our assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such Person to consolidate with or merge with or into us or sell, lease, transfer or otherwise dispose of its assets substantially as an entirety to us, provided that, among other things,

     o any successor Person assumes our obligations on the debt securities and under the applicable Indenture,
     o after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and
     o    certain other conditions are met. (Section 8.1)

Events of Default

     You will have special rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection. (Section 5.1)

     What Is An Event of Default? The term "Event of Default" in respect of the debt securities of your series means any of the following:

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

     o we do not pay the principal of a debt security of your series on its due date;
     o we do not pay interest on a debt security of your series within 30 days of its due date;
     o we remain in breach of a covenant in respect of debt securities of your series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of 25% of the principal amount of debt securities of your series;
     o we file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur;
     o we do not pay an amount due at maturity on indebtedness of over $10 million for 30 days after we receive notice of such default. The notice must be sent by either the Trustee or holders of 25% of the aggregate principal amount of all outstanding debt securities under the relevant Indenture (treated as one class);
     o we default on indebtedness and, as a result, over $10 million of our indebtedness is accelerated and not cured within 30 days after we receive a written notice of default. The notice must be sent by either the Trustee or holders of 25% of the aggregate principal amount of all outstanding debt securities under the relevant Indenture (treated as one class); and
     o any other Event of Default in respect of debt securities of your series described in the prospectus supplement occurs. (Section 5.1)

     Remedies If An Event of Default Occurs. If an Event of Default has occurred and has not been cured, the Trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the Holders of at least a majority in principal amount of the debt securities of the affected series. (Section 5.2)

     Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from expenses and liability (called an "indemnity"). (Section 5.7 and TIA Section
315) If reasonable indemnity is provided, the Holders of a majority in principal amount of the Outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances. (Section 5.12) No delay or omission in exercising any right or remedy will be treated as a waiver of such right, remedy or Event of Default. (Section 5.11)

     Before you are allowed to bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

     o you must give the Trustee written notice that an Event of Default has occurred and remains uncured;
     o the Holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the Trustee take action because of the default and must offer the Trustee indemnity satisfactory to the Trustee against the cost and other liabilities of taking that action;
     o the Trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
     o the holders of a majority in principal amount of the debt securities must not have given the Trustee a direction inconsistent with the above notice. (Section 5.12)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date. (Section 5.8)

     Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than (1) the payment of principal, any premium, interest or (2) in respect of a covenant that cannot be modified or amended without the consent of each Holder. (Section 5.13)

     If your securities are held for you by a bank or brokerage firm, you should consult such bank or brokerage firm for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

     Each Indenture contains a covenant that we will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists. (Section 10.8 of the Senior Indenture; Section 10.7 of the Subordinated Indenture)

Defeasance and Discharge

     If so specified with respect to any particular series of debt securities, we may discharge our indebtedness and our obligations or certain of our obligations under the applicable Indenture with respect to such series by depositing funds or obligations issued or guaranteed by the United States of America with the Trustee. (Section 4.3)

     If so specified with respect to the debt securities of any series, we will be discharged from our obligations in respect of the debt securities of such series (except for certain obligations relating to temporary debt securities and exchange of debt securities, registration of transfer or exchange of debt securities of such series, replacement of stolen, lost or mutilated debt securities of such series, maintenance of paying agencies to hold monies for payment in trust and payment of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-United States persons) upon the deposit in trust to your benefit and the benefit of all other holders of debt securities of a combination of money and U.S.

Government Obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. (Section 4.6)

     Such a trust may only be established if, among other things:

     o we have delivered to the applicable Trustee an opinion of counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves;
     o the debt securities of such series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of such deposit, defeasance and discharge; and
     o in the case of the Subordinated Securities, no default with respect to any Senior Debt has occurred and is continuing or has resulted in the acceleration of such Senior Debt.

     In the event of any such defeasance and discharge of debt securities of such series, holders of debt securities of such series would be able to look only to such trust fund for payment of principal of and any premium and any interest on their debt securities until Maturity. (Section 4.6)

Defeasance of Certain Obligations

     If so specified with respect to the debt securities of any series, we may omit to comply with any covenants applicable to such debt securities which are subject to covenant defeasance and any such omission shall not be an Event of Default with respect to the debt securities of such series, upon the irrevocable deposit in trust to your benefit and the benefit of all other Holders of debt securities of a combination of money and U.S. Government Obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. (Sections 4.5 and 4.6) Our obligations under the applicable Indenture and the debt securities of such series other than with respect to such covenants shall remain in full force and effect. (Section 4.5) Such a trust may be established only if, among other things,

     o under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves; and
     o the debt securities of such series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of such deposit, defeasance and discharge. (Section 4.6)

     In the event we exercise our option to omit compliance with the covenants described under "Covenants" above with respect to the debt securities of any series or in any prospectus supplement with respect to the debt securities of such series and such debt securities are declared due and payable because of the occurrence of any Event of Default and the amount of money and

U.S. Government Obligations on deposit with the Trustee may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Default, then we will in any event remain liable for such payments as provided in the Indentures.

     The Trustee must deliver or pay to us from time to time, upon our request, any amounts held by it with respect to any debt securities which, in the opinion of a nationally recognized firm of independent public accountants, are in excess of the amount which would then be required to be deposited to effect a satisfaction, discharge or defeasance, as the case may be, with respect to such debt securities.

Modification and Waiver

     There are three types of changes we can make to the indentures and the debt securities.

     Changes Not Requiring Approval

     First, there are changes that we and the Trustee may make without the consent of the Holders. These include changes to:

     o secure any debt securities in a manner not prohibited under the Indentures;
     o    evidence the assumption by a successor corporation of our obligations;
     o    add covenants for the protection of the holders of debt securities;
     o    cure any ambiguity or correct any inconsistency in an Indenture;
     o    establish the forms or terms of debt securities of any series; and
     o evidence the acceptance of appointment by a successor trustee. (Section 9.1)

     Changes Requiring Each Holder's Approval

     Second, there are changes that we and the Trustee cannot make without the approval of each holder of debt securities affected by the change. We cannot:

     o change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such debt security;
     o reduce the principal amount of (and premium, if any) or interest on, any such debt security;
     o    change any obligation of us to pay additional amounts;
     o reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of the maturity thereof;
     o change the coin or currency in which any debt security or any premium or interest thereon is payable;
     o impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

     o adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such debt security (if applicable);
     o in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the holders of the Subordinated Securities;
     o reduce the percentage in principal amount of Outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults;
     o reduce the requirements contained in the applicable Indenture for quorum or voting,
     o change any obligations of us to maintain an office or agency in the places and for the purposes required by the Indentures; or
     o    modify any of the above provisions. (Section 9.2)

     Changes Requiring Majority Approval

     Unless otherwise specified in the prospectus supplement for such series, any other change to the Indentures and the debt securities of such series may be made by us and the Trustee under the applicable Indenture with the consent of the holders of not less than a majority in principal amount of the Outstanding debt securities of those series affected by such change (voting as one class).

     Unless otherwise specified in the prospectus supplement for such series, the same majority approval would be required for us to obtain a waiver of any of our covenants in each Indenture and, if applicable, the debt securities of such series. If the holders agree to waive a covenant, we will not have to comply with it. Unless otherwise specified in the applicable prospectus supplement for such series, the same majority approval would also be required for us to obtain a waiver of any past default under the applicable Indenture, except a default

     o in the payment of principal of (and premium, if any) or any interest on any debt security, and
     o in respect of a covenant or provision of the applicable Indenture and, if applicable, such debt securities, which cannot be modified or amended without the consent of the holder of each Outstanding debt security. (Section 5.13)

Notices

     Except as otherwise provided in the applicable Indenture, we will give notices to Holders of Bearer Securities by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such debt securities. We will give notices to Holders of Registered Securities by mail to the address of such Holders as they appear in the Security Register. (Section 1.6)

Title

     Title to any temporary global debt security, any Bearer Securities (including Bearer Securities in permanent global form) and any coupons relating thereto will pass by delivery. We, the Trustee and any of our or the Trustee's agents may treat the bearer of any Bearer Security, the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such debt security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 3.8)

Replacement of Debt Securities and Coupons

     We will replace any mutilated debt security or a debt security with a mutilated coupon attached thereto at the expense of the Holder upon surrender of such debt security to the Trustee. We will replace debt securities or coupons that became destroyed, stolen or lost at the expense of the Holder upon delivery of the Trustee of the debt security and coupons or evidence of the destruction, loss or theft thereof satisfactory to us and the Trustee. We will replace any coupon which becomes destroyed, stolen or lost by issuance of a new debt security in exchange for the debt security to which such coupon appertains. In the case of a destroyed, lost or stolen debt security or coupon, we may require an indemnity satisfactory to the Trustee and us at the expense of the Holder of such debt security or coupon before a replacement debt security will be issued. (Section 3.6)

Governing Law

     The Indentures, the debt securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. (Section 1.13)

Regarding the Trustee

     The Indentures contain limitations on the right of a Trustee, as our creditor, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. (Section 6.11) In addition, a Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of a default under one of the Indentures it is our creditor. (Section 6.9) We and our subsidiaries may from time to time maintain deposit accounts and credit facilities and conduct our banking transactions with a Trustee in the ordinary course of business. (Section 6.4)

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 250,000,000 shares of common stock, par value $.10 per share, and 4,000,000 shares of preferred stock, par value $10.00 per share. As of September 1, 2002, we had 64,766,813 shares of common stock and one share of preferred stock outstanding. Prior to the issuance of Convertible Debt Securities under the Indentures, we may need to increase our authorized common stock, which would require the approval of our stockholders.

Common Stock

     Holders of our common stock are entitled to:

     o    one vote per share on matters to be voted upon by the stockholders;
     o receive dividends out of funds legally available for distribution when and if declared by our board of directors; and
     o share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after provisions for distributions to the holders of any preferred stock.

     We may not pay any dividend (other than in shares of our common stock) or make any distributions of assets on shares of our common stock until cumulative dividends on any preferred stock then outstanding have been paid.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are, and the shares which may be issued upon conversion of the Convertible Debt Securities will be, when issued, fully paid and nonassessable.

     The holders of our common stock do not have cumulative voting rights. This means that holders of more than half of the shares can elect all of the directors and holders of the remaining shares will not be able to elect any directors. Our By-laws provide for a classified board of directors consisting of three classes with staggered three-year terms.

Transfer Agent

     The transfer agent and registrar for our common stock is Wachovia Bank, N.A.

Preferred Stock

     Our Articles of Incorporation authorize our board of directors to issue shares of preferred stock, par value $10.00 per share, and to fix the terms (including voting rights, dividends, redemption and conversion provisions, if any, and rights upon liquidation) of any shares issued.

Outstanding shares of preferred stock that are redeemed or are converted to common stock are restored to the status of authorized and unissued shares of preferred stock issuable in series by our board of directors.

     On May 26, 2000, we issued one special voting share of preferred stock in connection with our acquisition of Perigee Inc. This special voting share provides the holders of exchangeable shares of our subsidiary, Legg Mason Canada Holdings Ltd. with substantially the same voting rights as the holders of our common stock. The special voting share has a number of votes, which may be cast at a Legg Mason stockholders' meeting, equal to the number of exchangeable shares outstanding. As of September 1, 2002, there were 2,415,894 exchangeable shares outstanding.

     Our board of directors has the authority, under our Articles of Incorporation, to classify or reclassify any unissued preferred stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

Two-Tier Business Combination Provisions

     Maryland law requires the affirmative vote of at least a majority of all of the outstanding shares entitled to vote to approve a merger, consolidation, share exchange or disposition of all or substantially all of our assets. Our Articles of Incorporation require the affirmative vote of not less than 70% of our then outstanding voting shares to approve any "business combination" of us with any "Related Person" unless certain conditions have been met. In addition, the 70% vote must include the affirmative vote of at least 55% of the outstanding shares of voting stock held by stockholders other than the Related Person. Accordingly, the actual vote required to approve the business combination may be greater than the 70%, depending upon the number of shares controlled by the Related Person. A Related Person is defined to include any person or entity which is, directly or indirectly, the beneficial owner of 15% or more of the outstanding shares of our voting stock, including any affiliate or associate of such person or entity. The term "business combination" is defined to include a wide variety of transactions between us and a Related Person, including a merger, consolidation, share exchange or sale of assets having a fair market value greater than 10% of the book value of our consolidated assets.

     However, if the Related Person pays a "fair price" to our stockholders in the transaction, the 70% requirement would not be applicable and the proposed business combination could be approved by a simple majority of the stockholders unless otherwise required by Maryland law, provided that such affirmative vote includes at least 55% of the voting stock held by persons other than the Related Person. Under our Articles of Incorporation, the "fair price" must be at least equal to the greater of

     o the highest price paid or agreed to be paid by the Related Person to purchase shares of our common stock during the 24-month period prior to the taking of such vote; or

     o the highest market price of the common stock during the 24-month period prior to the taking of such vote; or
     o the per share book value of our common stock at the end of the calendar quarter immediately preceding the taking of such vote.

In addition, the "fair price" consideration to be received by our stockholders must be of the same form and kind as the most favorable form and kind of consideration paid by the Related Person in acquiring any of its shares of our common stock.

     The special voting provisions are not applicable to a business combination authorized by our board of directors by a vote which includes a majority of our "Disinterested Directors." A Disinterested Director is defined to include any member of our board of directors who is not the Related Person (or an affiliate or associate of the Related Person) and who was a director prior to the time that the Related Person became a Related Person, and any successor of a Disinterested Director who is not the Related Person (or an affiliate or associate of the Related Person) and who is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on our board of directors.

     Our special voting provisions may not be amended, altered, changed or repealed except by the affirmative vote of at least 70% of the shares of stock entitled to vote at a meeting of the stockholders called for the consideration of such amendment, alteration, change or repeal, and at least 55% of the outstanding shares of stock entitled to vote thereon held by stockholders who are not Related Persons, unless such proposal was proposed by our board of directors by a vote which includes a majority of the Disinterested Directors.

     The business combination provisions under our Articles of Incorporation could have the effect of delaying, deterring or preventing a change in control. Any possible change in control could also be affected by the applicability of certain Maryland anti-takeover statutes dealing with business combinations and acquisitions of controlling blocks of shares, as well as by our classified board of director provisions.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     In compliance with United States federal tax laws and regulations,

     o Bearer Securities (including debt securities that are exchangeable for Bearer Securities and debt securities in permanent global form that are either Bearer Securities or exchangeable for Bearer Securities) may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to United States persons (each as defined below) except as otherwise permitted by Treasury Regulation Section 1.163-5(c)(2)(i)(D) including offers and sales to offices located outside the United States of United States financial institutions (as defined in Treasury Regulation Section 1.165-12(c)(1)(v)) which agree in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code (as defined below) and the regulations thereunder; and
     o any underwriters, agents and dealers participating in the offering of Bearer Securities must agree in writing that they will not offer, sell or resell any Bearer Securities to persons within the United States or to United States persons (except as described above) nor deliver Bearer Securities within the United States.

     In addition,

     o any such underwriters, agents and dealers must have in effect, in connection with the offer and sale of the Bearer Securities, procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling the debt securities are aware that Bearer Securities cannot be offered or sold to a person who is within the

          United States or is a United States person except as otherwise permitted by Treasury Regulation Section 1.163-5(c)(2)(i)(D);
     o the owner of the Bearer Security (or the financial institution or clearing organization through which the owner holds the obligation) must certify that the owner is not a United States person; and
     o Bearer Securities and any coupons attached thereto must bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code."

     Purchasers of Bearer Securities may be affected by certain limitations under United States tax laws.

     As used herein, "United States person" means:

     (1) an individual who is, for United States Federal income tax purposes, a citizen or resident of the United States,
     (2) a corporation, partnership or one of certain other entities created or organized in or under the laws of the United States or of any political subdivision thereof, or
     (3) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

"United States" means the United States of America (including the States and the District of Columbia), its territories and its possessions.

                                  ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on

     (1)  "employee benefit plans" (as defined in Section 3(3) of ERISA),
     (2) "plans" described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,
     (3) entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (1), (2) and (3) is referred to as a "Plan"), and
     (4) persons who have certain specified relationships to Plans ("parties in interest" under ERISA and "disqualified persons" under the Code).

     In addition to the foregoing exemptions, certain insurance company general accounts, which support policies issued by an insurer on or after December 31, 1998 to or for the benefit of Plans, are allowed to purchase debt securities in reliance upon regulations promulgated by the Department of Labor pursuant
Section 1460 of the Small Business Job Protection Act of 1996. If such policies satisfy the Section 1460 regulations, then the insurer will be deemed in compliance with ERISA's fiduciary requirements and prohibited transaction rules with respect to those assets of the insurer's general account which supports such policies.

     ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and both ERISA and the Code prohibit certain transactions between a Plan and parties in interest or disqualified persons.

     Because of our activities or the activities of our affiliates, we may be deemed to be a party in interest or disqualified person with respect to a number of Plans (e.g., those to which we provide brokerage, investment or other financial services). If the debt securities are acquired and held by a Plan with respect to which we are a party in interest or disqualified person, such acquisition and holding could be deemed to be a direct or indirect prohibited transaction, which could result in the imposition of taxes or penalties on the parties to the prohibited transaction.

     Such transactions may, however, be exempt from the otherwise applicable taxes and penalties by reason of one or more statutory or administrative exemptions such as those described below. Such administrative exemptions may include

     o Prohibited Transaction Class Exemption ("PTE") 95-60, 60 FR 35925, July 12, 1995, which exempts certain transactions involving insurance company general accounts;
     o PTE 90-1, 55 FR 2891, January 29, 1990, which exempts certain transactions involving insurance company pooled separate accounts;
     o PTE 91-38, 56 FR 31966, June 12, 1991, which exempts certain transactions involving bank collective investment funds; and
     o PTE 84-14, 49 FR 9494, March 13, 1984, which exempts certain transactions entered into on behalf of a Plan by a qualified professional asset manager.

If the conditions of one or more of these exemptions (or some other applicable exemption) are met, the acquisition and holding of the debt securities by or on behalf of a Plan should be exempt from certain of the prohibited transaction provisions of ERISA and the Code. It should be noted, however, that even if such conditions are met, the scope of relief provided by such exemptions may not necessarily cover all acts that might be construed as prohibited transactions under ERISA and the Code.

     Further, each Plan fiduciary should take into account, among other considerations,

     o    whether the fiduciary has the authority to make the investment;
     o whether the investment constitutes a direct or indirect transaction with a party in interest or disqualified person;
     o the composition of the Plan's portfolio with respect to diversification by type of asset;
     o    the Plan's funding objectives; the tax effects of the investment; and

     o whether under the general fiduciary standards of investment procedure and diversification an investment in the debt securities is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio and all other appropriate factors.

     Prior to making an investment in the debt securities, a Plan investor must determine whether we are a party in interest or disqualified person with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions, including those described above, and whether the investment is otherwise a permissible and appropriate investment for the Plan. Prospective investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances.

                            HOLDING COMPANY STRUCTURE

     We are a holding company and our assets consist primarily of investments in our subsidiaries. A substantial portion of our consolidated liabilities have been incurred by our subsidiaries. Our rights and the rights of our creditors, including Holders of debt securities, to participate in the distribution of assets of any subsidiary upon liquidation or reorganization of this subsidiary or otherwise will be subject to prior claims of such subsidiary's creditors, including trade creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Accordingly, the Holders of debt securities may be deemed to be effectively subordinated to such claims. As of June 30, 2002, our subsidiaries had a total of approximately $4.0 billion of outstanding liabilities, including indebtedness.

     Our ability to service our indebtedness and other obligations, including the debt securities, and our ability to pay dividends on our common stock is dependent primarily upon the earnings and cash flow of our subsidiaries and the distribution or other payment to us of such earnings and cash flow.

                              PLAN OF DISTRIBUTION

     We may sell debt securities being offered by this prospectus in three ways:
(1) to or through underwriters or dealers, which may include Legg Mason Wood Walker, (2) directly to other purchasers, or (3) through agents. The prospectus supplement with respect to the debt securities will set forth the terms of the offering of the debt securities, including

     o    the name or names of any underwriters, dealers or agents;
     o    the price of the offered debt securities;
     o    the net proceeds to us from such sale;
     o any underwriting discounts or other items constituting underwriters' compensation;
     o    any discounts or concessions allowed or reallowed or paid to dealers;
          and
     o    any securities exchanges on which the debt securities may be listed.

     If we use underwriters in the sale of the debt securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the debt securities. The debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public price or at varying prices determined at the time of sale. We will name the underwriter or underwriters with respect to a particular underwritten offering of debt securities in the prospectus supplement relating to such offering, and if an underwriting syndicate is used, we will name the managing underwriter or underwriters on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters or agents to purchase the debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the debt securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If we use a dealer to offer and sell any debt securities in respect of which this prospectus is delivered, we will sell such debt securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

     Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent -- in each case, less other expenses attributable to issuance and distribution. Underwriters, agents, and dealers participating in the distribution of the debt securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

     Each underwriter, dealer and agent participating in the distribution of any debt securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, debt securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulation Section 1.163-5(c)(2)(i)(D). See "Limitations on Issuance of Bearer Securities."

     Each underwriter, dealer and agent participating in the distribution of any Securities will agree that

     o it will not offer or sell any debt securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995;

     o it will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the debt securities in, from or otherwise involving the United Kingdom; and
     o it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity within the meaning of
          Section 21 of the Financial Services and Markets Act 2000 received by it in connection with the issue or sale of any debt security in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to us.

     Certain persons participating in an offering of the debt securities may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the debt securities in the open market.

     We may issue series of debt securities with no established trading market. Any underwriters to whom debt securities are sold by us for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any debt securities.

     If so indicated in the prospectus supplement, one or more firms, including Legg Mason Wood Walker, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the prospectus supplement.

     Remarketing firms, agents, dealers, and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Underwriters, dealers, or agents and their associates may be customers of, engage in transactions with and perform services for, us in the ordinary course of business.


     Legg Mason Wood Walker, our affiliate, may participate in distributions of the debt securities. Accordingly, each offering of debt securities and any market-making activities by Legg Mason Wood Walker with respect to debt securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding an NASD member firm's distributing the securities of an affiliate. Following the initial distribution of any debt securities, Legg Mason Wood Walker may offer and sell debt securities in the course of its business as a broker-dealer. Legg Mason Wood Walker may act as principal or agent in such transactions. This prospectus may be used by Legg Mason Wood Walker in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale or otherwise. Legg Mason Wood Walker is not obligated to make a market in any debt securities and may discontinue any market-making activities at any time without notice.

                                  LEGAL MATTERS

     The validity of the debt securities offered hereby will be passed upon for us by Shearman & Sterling, New York, New York, who will rely on the opinion of Robert F. Price, Esq., our General Counsel, as to all matters of Maryland law. Mr. Price beneficially owns, or has rights to acquire under our employee benefit plan, less than one percent of our common stock.

                                     EXPERTS

     The financial statements and financial statement schedules incorporated in this prospectus by reference to the Annual Report on Form 10-K of Legg Mason for the year ended March 31, 2002 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following are the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting fees and commissions. All such expenses other than the Securities and Exchange Commission registration fee and National Association of Securities Dealers, Inc. filing fee are estimates.

Securities and Exchange Commission Registration Fee......................$46,000
National Association of Securities Dealers, Inc. Filing Fee..............$30,500
Trustees' Fees and Expenses..............................................$20,000
Printing and Engraving Fees and Expenses.................................$60,000
Accounting Fees and Expenses.............................................$60,000
Blue Sky Fees and Expenses................................................$5,000
Legal Fees..............................................................$120,000
Rating Agency Fees.......................................................$60,000
Miscellaneous (including Listing Fees, if applicable).....................$5,000
                                                                          ------
               Total....................................................$406,500

Item 15. Indemnification of Directors and Officers

     The Registrant's By-laws provide for indemnification of any person who is serving or has served as a director or officer of the Registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

     Section 2-418 of the Maryland General Corporation Law establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

     The Registrant's officers and directors are insured against certain liabilities under certain policies maintained by the Registrant with aggregate coverage of $35,000,000.

     The foregoing summaries are subject to the complete text of the statute, by-laws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 16.  Exhibits

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.


     Exhibit
     Number                         Description of Exhibit
     -------                        ----------------------

     1         The Form of Underwriting Agreement.

     4(a) Indenture for Senior Securities between Legg Mason, Inc. and The Bank of New York, as Trustee, filed as exhibit to Form 8-K dated February 9, 1996 and incorporated herein by reference.

     4(b) Form of Indenture for Subordinated Securities between Legg Mason, Inc. and The Bank of New York, as Trustee, filed as exhibit to Registration Statement (file number 333-00151) on Form S-3 and incorporated herein by reference.

     4(c) The form or forms of debt securities with respect to each particular series of debt securities registered hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

     5.1       Opinion of Shearman & Sterling.

     5.2       Opinion of Robert F. Price, Esq.

     12 Statements re: Computation of Consolidated Ratios of Earnings to Fixed Charges, filed as exhibit to quarterly report on Form 10-Q for the quarter ended June 30, 2002 and incorporated herein by reference.

     23(a)     Consent of PricewaterhouseCoopers LLP, Independent Public
               Accountants.

     23(b)     Consent of Shearman & Sterling (included in Exhibit 5.1).

     23(c)     Consent of Robert F. Price, Esq. (included in Exhibit 5.2).

     24        Powers of Attorneys (included in the signature pages).

     25(a) The Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee for the Senior Indenture.

     25(b) The Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee for the Subordinated Indenture.


Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on September 27, 2002.

                                            LEGG MASON, INC.
                                            (Registrant)

                                            By  /s/ Raymond A.  Mason
                                                ---------------------
                                            Name:  Raymond A.  Mason
                                            Title: Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Raymond A. Mason, Robert F. Price and Richard J. Himelfarb, or any of them, his true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signatures                               Title                             Date
          ----------                               -----                             ----

     /s/ Raymond A. Mason             Chairman of the Board, President,         September 27, 2002
     --------------------------       Chief Executive Officer and Director
     Raymond A. Mason                 (Principal Executive Officer)

     /s/ Charles J. Daley, Jr.        Senior Vice President (Principal          September 27, 2002
     --------------------------       Financial and Accounting Officer)
     Charles J. Daley, Jr.

     /s/ James W. Brinkley            Director                                  September 27, 2002
     --------------------------
     James W. Brinkley

     /s/ Harry M. Ford, Jr.           Director                                  September 27, 2002
     --------------------------
     Harry M. Ford, Jr.


           Signatures                               Title                             Date
          ----------                               -----                             ----
     /s/ Nicholas J. St. George       Director                                  September 27, 2002
     --------------------------
     Nicholas J. St. George

     /s/ Richard J. Himelfarb         Director                                  September 27, 2002
     --------------------------
     Richard J. Himelfarb

     /s/ James E. Ukrop               Director                                  September 27, 2002
     --------------------------
     James E. Ukrop

     /s/ Harold L. Adams              Director                                  September 27, 2002
     --------------------------
     Harold L. Adams

     /s/ John E. Koerner, III         Director                                  September 27, 2002
     --------------------------
     John E. Koerner, III

     /s/ Roger W. Schipke             Director                                  September 27, 2002
     --------------------------
     Roger W. Schipke

     /s/ Edward I. O'Brien            Director                                  September 27, 2002
     --------------------------
     Edward I. O'Brien

     /s/ Peter F. O'Malley            Director                                  September 27, 2002
     --------------------------
     Peter F. O'Malley

     /s/ Kurt L. Schmoke              Director                                  September 27, 2002
     --------------------------
     Kurt L. Schmoke

     --------------------------       Director                                  September 27, 2002
     Dennis R. Beresford

     --------------------------       Director                                  September 27, 2002
     Carl Bildt


     Exhibit
     Number                         Description of Exhibit
     -------                        ----------------------

     1         The Form of Underwriting Agreement.

     4(a) Indenture for Senior Securities between Legg Mason, Inc. and The Bank of New York, as Trustee, filed as exhibit to Form 8-K dated February 9, 1996 and incorporated herein by reference.

     4(b) Form of Indenture for Subordinated Securities between Legg Mason, Inc. and The Bank of New York, as Trustee, filed as exhibit to Registration Statement (file number 333-00151) on Form S-3 and incorporated herein by reference.

     4(c) The form or forms of debt securities with respect to each particular series of debt securities registered hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

     5.1       Opinion of Shearman & Sterling.

     5.2       Opinion of Robert F. Price, Esq.

     12 Statements re: Computation of Consolidated Ratios of Earnings to Fixed Charges, filed as exhibit to quarterly report on Form 10-Q for the quarter ended June 30, 2002 and incorporated herein by reference.

     23(a)     Consent of PricewaterhouseCoopers LLP, Independent Public
               Accountants.

     23(b)     Consent of Shearman & Sterling (included in Exhibit 5.1).

     23(c)     Consent of Robert F. Price, Esq. (included in Exhibit 5.2).

     24        Powers of Attorneys (included in the signature pages).

     25(a) The Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee for the Senior Indenture.

     25(b) The Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee for the Subordinated Indenture.